Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Your Internet Defender Inc. (the "Company") on Form 10-K for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gabriel Solomon, Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 28, 2012	By:	/s/ Gabriel Solomon
Gabriel Solomon
Treasurer, Secretary and Director
(Principal Financial and Accounting Officer)